J. W. BROWN (1911-1995)    BROWN, CUMMINS & BROWN CO., L.P.A.
JAMES R. CUMMINS            ATTORNEYS AND COUNSELORS AT LAW    JOANN M. STRASSER
ROBERT S BROWN                    3500 CAREW TOWER           AARON A. VANDERLAAN
DONALD S. MENDELSOHN               441 VINE STREET           LAWRENCE A. ZEINNER
LYNNE SKILKEN                  Cincinnati, Ohio 45202          STEPHANIE M. MACK
AMY G. APPLEGATE              TELEPHONE (513) 381-2121
KATHRYN KNUE PRZYWARA         TELECOPIER (513) 381-2125          OF COUNSEL
MELANIE S. CORWIN                                              GILBERT BETTMAN
                                                                 (1918 - 2000)



                                                              February 1, 2001


The Unified Funds
431 North Pennsylvania Street
Indianapolis, Indiana 46204

RE:      The Unified Funds - File Nos. 33-89078 and 811-8968

Gentlemen:

         A legal opinion that we prepared was filed with Post-Effective Amendment No. 9 to the Registration Statement (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 16 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.



                                             Very truly yours,

                                             /s/

                                             Brown, Cummins & Brown Co., L.P.A.